Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 77 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: Consumer Industries Portfolio, Cyclical Industries Portfolio, Financial Services Portfolio, Health Care Portfolio, Natural Resources Portfolio, Technology Portfolio, and Tecommunications & Utilities Growth Portfolio of our reports dated February 14, 2005 and International Capital Appreciation Portfolio, Growth Stock Portfolio, Real Estate Portfolio, and Value Leaders Portfolio of our reports dated February 18, 2005 on the financial statements and financial highlights included in the December 31, 2004 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2005